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                                                           EXHIBIT 10.26




            This Subordinated Promissory Note shall be subject to such Subordination Agreements as are referred to in the body of this Subordinated Promissory Note and as are in effect from time to time.

                          SUBORDINATED PROMISSORY NOTE

U.S. $1,000,000                                                December 20, 1991

            FOR VALUE RECEIVED, CVC Products, Inc., a Delaware corporation (the "Maker"), having an address at 525 Lee Road, Rochester, New York 14603-1886, hereby promises to pay to the order of CVC Holdings, Inc. or assigns ("Payee"), on the fifth anniversary of the date hereof at such address as the holder of this Note shall specify from time to time to the Maker, such principal amounts as shall be loaned to the Maker by the holder of this Note from time to time, such principal amount not to exceed in the aggregate at any one time One-Million U.S. Dollars (U.S. $1,000,000.00), and which shall then be outstanding together with interest (computed on the basis of a 365-day year) on the unpaid balance of such principal from time to time commencing on the date hereof at the rate of nine percent (9%) per annum, payable on each date when a payment of principal is made and, commencing with and continuing after 1992, on each March 31, June 30 and September 30, December 31 of each year.

            At the time of the making of each loan by the holder of this Note to the Maker, and upon each payment of principal of any such loan the holder of this Note shall, and is hereby authorized to, make a notation on the Grid attached hereto and made a part hereof, of the date and the amount of such loan or payment, as the case may be. The notations on the Grid shall constitute prima facie evidence of the amount of loan principal outstanding under this Note from time to time. Notwithstanding the foregoing, the failure to make a notation with respect to any loan or payment shall not limit or otherwise affect the obligation of the Maker hereunder with respect to any loan or payment. Although this Note is dated the date of issue, interest in respect hereof shall be payable only for the periods during which the loans evidenced hereby are outstanding and although the stated principal amount of this Note shall be $1,000,000, this Note shall be enforceable, with respect to the Maker's obligation to pay the principal amount hereof, only to the extent of the unpaid principal amount of the loans at the time evidenced hereby.

            This Note may be prepaid in whole at any time or in part from time to time without penalty. Each such prepayment shall be applied first to accrued, but unpaid, interest, and then to principal.
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            If an Event of Default (as hereinafter defined) shall occur, then, at the option of the holder hereof upon written notice thereof to the Maker, this Note shall become immediately due and payable; provided, however, if an Event of Default as defined in clause (d) or (e) of the next succeeding paragraph shall occur, then this Note automatically shall become immediately due and payable in its entirety.

            An "Event of Default" shall be deemed to have occurred hereunder if and only if (a) the Maker shall fail to make any payment in full when due under this Note or under the Subordinated Promissory Note in the face amount of $1,500,000 from the Maker to Payee dated December 21, 1990, and such failure shall not be cured within 10 days following written notice thereof to the Maker from the holder hereof; or (b) the Maker shall make an assignment for the benefit of creditors, or approve of, consent to or acquiesce in the appointment of a trustee, receiver, liquidator, custodian, sequestrator or similar official (collectively, "Custodians") for itself or for any substantial portion of its assets; or (c) a Custodian shall be appointed for the Maker or any substantial subsidiary thereof without its consent, or for any substantial portion of its assets, and such appointment shall not be terminated or stayed within 60 days; or (d) any proceeding shall be commenced by the Maker, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute of the federal or any state government; or (e) any proceeding shall be commenced against the Maker under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute of the federal or any state government, and such proceeding shall continue and not be dismissed or stayed within 60 days or not be timely controverted by the Maker or an order for relief shall not be granted in such proceeding.

            The indebtedness represented by this Note (including the interest thereon) shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness to the extent set forth herein and to the extent set forth in any Subordination Agreement (as hereinafter defined). To the extent that any provision in this Note shall conflict with or be inconsistent with any provision of any Subordination Agreement, the provision of the Subordination Agreement shall govern. The Payee agrees from time to time to enter into such subordination agreements with or for the benefit of holders of Senior Indebtedness as such holders shall reasonably require from time to time to evidence the subordination of the Payee's rights hereunder to the rights of the holders of Senior Indebtedness; provided such agreements shall contain only subordination


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provisions ordinarily obtained by such holders under similar circumstances. Each such subordination agreement is sometimes referred to in this Agreement as a Subordination Agreement and collectively as the Subordination Agreements.
"Senior Indebtedness" means (a) the principal of, premium, if any, and interest on, and all other obligations to pay money or expend funds under, all Indebtedness whether outstanding on the date hereof or hereafter created or incurred; and (b) any amendments, modifications, deferrals, renewals or extensions of any such Senior Indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for any such Senior Indebtedness. The term "Indebtedness" as used in the foregoing sentence means any liability of the Maker (i) for money borrowed from, or in respect of the factoring of receivables and/or the issuance of letters of credit and other financial accommodations by, any bank, factoring or other financial institution, or (ii) arising under a lease of property, equipment or other assets which, pursuant to generally accepted accounting principles then in effect, is classified upon the balance sheet of the Maker as a liability of the Maker, or (iii) arising under a guaranty by the Maker of the liability of another (including any subsidiary of the Maker) which is outstanding on the date of this Note, or any such guaranty hereafter executed by the Maker, in each case where the liability of the Maker arising thereunder is, under the express provisions of such guaranty, superior in right of payment to this Note.

            Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, as between the Maker, its creditors other than holders of Senior Indebtedness, and the holder of this Note, no payment or distribution of cash, property or securities made to the holders of Senior Indebtedness by virtue of the subordination provisions hereof which otherwise would have been made to the holder of this Note shall he deemed to be a payment by the Maker on account of the Senior Indebtedness, and no payment or distribution of cash, property or securities made to the holder of this Note by virtue of the subrogation provided for herein which otherwise would have been made to the holders of Senior Indebtedness shall be deemed to be a payment on account of this Note; it being understood that the provision hereof are, and are intended solely, for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.


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            Nothing contained in this Note is intended to or shall impair, as between the Maker, and the holder of this Note, the obligations of the Maker, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note and all other sums due in connection herewith as and when the same shall become due and payable in accordance with the terms hereof, nor shall anything in this Note prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights of the holders of Senior Indebtedness.

            Any Note issued in replacement hereof or exchanged herefor shall contain all of the provisions of this Note relating to the subordination of the indebtedness represented by this Note to the Senior Indebtedness.

            The Maker agrees to pay all costs of collection upon default of any amounts due hereunder when incurred, including, without limitation, reasonable attorneys' fees and expenses. Such costs shall be added to the balance of principal then due.

            The obligations hereunder shall be binding upon the successors and assigns of the Maker. The Maker, for itself and its successors and assign, hereby waives presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with delivery, acceptance, performance or enforcement of this Note.

            This Note shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed, delivered and to be fully performed in New York without regard to its choice of law provisions.

            This Note is being entered into for the benefit of the holders from time to time of the Senior Indebtedness and the provisions hereof may be enforced by such holders. This Note may not be amended or modified in any manner which will impair or adversely affect the rights of the holders of Senior Indebtedness without the written consent of the holders of Senior Indebtedness.

                                    CVC PRODUCTS, INC.


                                    By: /s/ Christine B. Whitman
                                       -------------------------------------
                                        Christine B. Whitman,
                                        President


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                                      GRID

                            LOAN AND PAYMENT SCHEDULE

                                  Amount of          Unpaid           Name of
 Date of        Amount of      Principal Paid       Principal      Person Making
  Loan           Advance         or Prepaid          Balance         Notation
 -------        ---------      --------------       ---------      -------------
12/20/91       $1,000,000                          $1,000,000       C. Whitman